SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2003

Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH (Address of principal executive offices)	45423 (Zip code)

937-222-2610

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
SIGNATURES

Item 5.  Other Events and Regulation FD Disclosure

On June 26, 2003, Robbins & Myers, Inc. issued the following press release:

ROBBINS & MYERS ANNOUNCES
HIGHER THIRD QUARTER OPERATING RESULTS

DAYTON, OHIO, June 26, 2003.... Robbins & Myers, Inc. (RBN) today announced its financial results for the third quarter ended May 31, 2003 which reflected solid improvement over the same period of the previous year and, also, a continuing quarter-to-quarter sequential gain this fiscal year. Diluted earnings per share of $.30 for the quarter were within the Company’s previously announced guidance.

Sales for the current quarter were $144.9 million, a 16% increase above the $124.8 million reported for the third quarter of fiscal 2002. Quarterly net income was $4.4 million versus $2.7 million for the same period, an increase of 63% from fiscal 2002. Diluted earnings per share for the third quarter were $.30 and $.23 for fiscal 2003 and 2002, respectively. Third quarter EBIT improved 21% to $11.4 million as compared with the $9.4 million reported for the same period of last fiscal year. Results for the third quarter represented the second consecutive quarter of sequential quarter-to-quarter improvement in sales and earnings.

Sales for the nine months ended May 31, 2003 were $403.9 million as compared with $394.2 million for the same period of fiscal 2002. Net income for the nine month period of this fiscal year was $9.4 million as compared with $12.3 million for the same period of 2002. Diluted earnings per share for the first nine months of fiscal 2003 and 2002 were $.66 and $.99, respectively. Year-to-date EBIT was $27.3 million versus $33.2 million for the same period last fiscal year.

Gerald L. Connelly, President and Chief Executive Officer of Robbins & Myers, Inc., stated, “Our performance this quarter reflects not only gains over the same period of last fiscal year but also a continuation of the favorable quarter-to-quarter improvement reported earlier this fiscal year which includes benefits from a strengthening of the Euro. Sales increased 8% and earnings increased 29% sequentially over the second quarter.”

Connelly continued, “Our focus on cash management continues to produce positive results. We generated $17.1 million of cash flow from operations, less capital expenditures, during the most recent quarter. Year-to-date cash flow from operations, less capital expenditures, was $29.6 million, a 63% increase over the first nine months of last fiscal year.

Sales of the Company’s Pharmaceutical Segment were up 10% sequentially over the second quarter and 20% above the same period of the previous fiscal year. EBIT for this segment reflected strong improvement both sequentially and year-over-year. Contribution to this financial performance came from both the Company’s Reactor Systems and Romaco units.

The Energy Segment experienced a 7% increase in sales and a 10% increase in EBIT over the same quarter of last fiscal year. The energy market continues to remain stable with no appreciable increase in capital spending taking place to date.

The Industrial Segment financial results improved in the quarter with a 10% sequential and 12% year-over-year improvement in sales. Substantial gains in EBIT both sequentially and year-over-year were recorded for this segment. This segment’s three business units, Chemineer, Edlon and Moyno all contributed to the improvement.

Connelly concluded, “We will remain focused on cash management and continued improvement of our cost structure. This fiscal year continues to be challenging with the unsettled economic conditions worldwide. Diluted earnings per share for fiscal year 2003 are anticipated to be in the range of $1.00 to $1.05. Looking forward, the Company is well positioned for earnings improvement as its markets strengthen.”

The Company also announced that its Board of Directors approved a regular quarterly dividend of $.055 per share (annual rate $.22) and is payable July 31, 2003 to shareholders of record as of July 11, 2003.

Conference Call

Robbins & Myers, Inc. has scheduled a conference call and webcast for 11:00 a.m./EDT on Thursday, June 26, 2003 to review the third quarter and nine months results. Please contact the Company’s Investor Relations to register for the call. The webcast of the call is available at the Company’s website at www.robbinsmyers.com.

Robbins & Myers, Inc. is a leading global supplier of highly-engineered, application-critical equipment for the pharmaceutical, energy, and industrial markets. Headquartered in Dayton, Ohio the Company has manufacturing facilities in the United States, Canada, Europe, Brazil, Mexico, Singapore, Venezuela, Australia, China, France, India, and Taiwan.

In addition to historical information, this release contains forward-looking statements, identified by use of words such as “expects,” “anticipates,” “estimates,” and similar expressions. These statements reflect the Company’s expectations at the time this release was issued. Actual results may differ materially from those described in the forward-looking statements. Among the factors that could cause material differences are a significant decline in capital expenditures in specialty chemical and pharmaceutical industries, a major decline in oil and natural gas prices, foreign exchange rate fluctuations, continued availability of acceptable acquisition candidates and general economic conditions that can affect demand in the process industries. The Company undertakes no obligation to update or revise any forward-looking statement.

The Company’s common stock trades on the New York Stock Exchange under the symbol RBN.

ROBBINS & MYERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
     (Unaudited)

(in thousands)	May 31, 2003	August 31, 2002

ASSETS
Current Assets:
Cash and cash equivalents	$9,196	$10,534
Accounts receivable	113,089	113,711
Inventories	104,668	92,446
Other current assets	10,933	12,318
Deferred taxes	13,607	14,071

Total Current Assets	251,493	243,080

Goodwill & Other Intangible Assets	319,556	289,552
Other Assets	6,991	6,201
Property, Plant & Equipment	147,193	143,859

	$725,233	$682,692

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$48,464	$41,964
Accrued expenses	85,810	83,871
Current portion of long-term debt	7,346	4,526

Total Current Liabilities	141,620	130,361

Long-Term Debt — Less Current Portion	192,658	203,920
Deferred Taxes	8,827	8,708
Other Long-Term Liabilities	88,391	79,210
Shareholders’ Equity	293,737	260,493

	$725,233	$682,692

Note:	All known adjustments have been reflected in this report, but the information is subject to annual audit and year-end adjustments which are estimated to be insignificant.

ROBBINS & MYERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT
     (Unaudited)

	Three Months Ended		Nine Months Ended

	May 31,	May 31,	May 31,	May 31,
(in thousands, except per share data)	2003	2002	2003	2002

Sales	$144,921	$124,812	$403,904	$394,201
Cost of sales	95,782	83,419	267,970	262,342

Gross profit	49,139	41,393	135,934	131,859
SG&A expenses	37,146	31,640	106,938	97,073
Amortization expense	554	388	1,664	1,569
Other	0	0	0	0

Income before interest and income taxes	11,439	9,365	27,332	33,217
Interest expense	4,000	4,909	11,710	13,528

Income before income taxes and minority interest	7,439	4,456	15,622	19,689
Income tax expense	2,488	1,490	5,230	6,590
Minority interest	540	270	948	792

Net income	$4,411	$2,696	$9,444	$12,307

Net Income Per Share:
Basic	$0.31	$0.23	$0.66	$1.04
Diluted	$0.30	$0.23	$0.66	$0.99

Weighted Average Common Shares Outstanding:
Basic	14,373	11,894	14,358	11,833
Diluted	16,534	14,203	16,581	14,162

Orders	$137,792	$139,969	$418,969	$380,895

Backlog	$141,513	$130,092	$141,513	$130,092

Note:	All known adjustments have been reflected in this report, but the information is subject to annual audit and year-end adjustments which are estimated to be insignificant.

ROBBINS & MYERS, INC. AND SUBSIDIARIES
CONDENSED BUSINESS SEGMENT INFORMATION
     (Unaudited)

	Three Months Ended		Nine Months Ended

	May 31,	May 31,	May 31,	May 31,
(in thousands)	2003	2002	2003	2002

Sales
Pharmaceutical	$88,028	$73,071	$243,336	$235,854
Industrial	33,419	29,801	91,726	89,971
Energy	23,474	21,940	68,842	68,376

Total	$144,921	$124,812	$403,904	$394,201

Income Before Interest and Income Taxes (EBIT)
Pharmaceutical	$6,149	$5,365	$14,262	$22,718
Industrial	3,100	2,014	7,270	4,747
Energy	4,914	4,483	14,436	13,573
Corporate and Eliminations	(2,724)	(2,497)	(8,636)	(7,821)

Total	$11,439	$9,365	$27,332	$33,217

Depreciation and Amortization
Pharmaceutical	$2,877	$2,583	$8,181	$7,917
Industrial	1,340	1,091	3,815	4,106
Energy	1,432	1,324	4,216	4,162
Corporate and Eliminations	356	235	1,040	670

Total	$6,005	$5,233	$17,252	$16,855

Orders
Pharmaceutical	$81,049	$91,004	$255,460	$233,184
Industrial	33,351	27,789	94,857	82,363
Energy	23,392	21,176	68,652	65,348

Total	$137,792	$139,969	$418,969	$380,895

Backlog
Pharmaceutical	$113,972	$105,374	$113,972	$105,374
Industrial	24,405	20,253	24,405	20,253
Energy	3,136	4,465	3,136	4,465

Total	$141,513	$130,092	$141,513	$130,092

Note:	All known adjustments have been reflected in this report, but the information is subject to annual audit and year-end adjustments which are estimated to be insignificant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.

Date: June 26, 2003	By: /s/ Kevin J. Brown Kevin J. Brown Vice President and Chief Financial Officer